UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22,  2018

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MobileIron, Inc.

401 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 919-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ◻

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2018, the Compensation Committee of the Board of Directors of MobileIron, Inc. (the “Company” or “we,” “us” or “our”) approved a grant of restricted stock units (“RSUs”) awards covering 38,911 shares of our common stock to our Senior Vice President, Engineering and Chief Software Developer, Daniel Fields.  The RSUs are fully vested and were issued pursuant to our Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”). The remaining terms and conditions of the RSUs are set forth in the 2014 Plan previously filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q filed on July 29, 2016 and the forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q, filed with the Commission on October 31, 2014, and are qualified in their entirety by reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MobileIron, Inc.

Dated: February 23, 2018
	By:	/s/ Shawn Ayers
Shawn Ayers
Interim Chief Financial Officer